Exhibit 99.1

Nordson Corporation Announces Agreement to Acquire ARAG, Expanding its Core Dispense Capabilities into the Attractive Precision Agriculture Market

June 26, 2023
•Global market and innovation leader in agriculture fluid management, smart components and control systems
•Complements Nordson’s core strength in precision dispense technology
•Expands end markets and accretive to Nordson’s growth and margin profile
•Nordson to host investor call at 9 a.m. ET today

Westlake, OH, USA – Nordson Corporation (Nasdaq: NDSN) today announced that it has entered into a definitive agreement to acquire ARAG Group and its subsidiaries (“ARAG”) in an all-cash transaction that values ARAG at an enterprise value of €960 million.

Headquartered in Rubiera, Italy, ARAG is a global market and innovation leader in the development, production and supply of precision control systems and smart fluid components for agricultural spraying. Its portfolio consists of three key product families: fluid components, such as nozzles, pumps and filters; smart components that measure and control the flow, quantity and location of the dispensed fluid; and control systems that provide a greater variety of input and functionality to the customer. ARAG’s broad product portfolio is further supported by differentiated software and data capabilities. Established in 1976, ARAG supports its customers through seven manufacturing and distribution locations globally and a sales network serving more than 80 countries.

Sundaram Nagarajan, president and chief executive officer of Nordson Corporation, said, “Precision dispensing is a core capability of Nordson. Over nearly 70 years, we’ve expanded that expertise beyond our beginnings in industrial applications into packaging, product assembly, nonwovens, electronics, medical and more. Through the acquisition of ARAG, a market and technology leader, we have entered the high-growth end market of precision agriculture. Strategically, Nordson is attracted to companies with differentiated technologies and a customer-centric model. ARAG’s innovative precision spraying, dispense and software solutions help customers boost crop yields while sustainably reducing the usage of fertilizers and chemicals. We are looking forward to welcoming ARAG’s nearly 700 global employees to Nordson upon the close of this deal.”

“This transaction is another step forward in our Ascend Strategy, fitting our strategic and financial acquisition criteria well. In the fast-growing precision agriculture end market, ARAG’s differentiated precision technology portfolio generates Nordson-like gross margins,” said Jeffrey Pembroke, executive vice president, Nordson Industrial Precision Solutions segment. “Well established and known in Europe and South America, we will be able to leverage Nordson’s strong brand and commercial infrastructure to expand ARAG’s limited presence in the North American market.”

ARAG has a strong financial profile that is underpinned by its leading innovation capabilities and favorable secular growth trends in precision agriculture. ARAG is expected to generate €155 million in sales in FY2023. The transaction reflects a valuation of approximately 16.5 times ARAG’s projected 2023 EBITDA. Upon completion of the acquisition, ARAG will operate as a division in Nordson’s Industrial Precision Solutions segment.

“The acquisition of ARAG emphasizes Nordson’s disciplined capital deployment strategy, which is focused on high-quality niche leaders serving attractive growth markets that are additive to Nordson’s existing lines of business and support long-term shareholder value creation,” said Joseph Kelley, executive vice president and chief financial officer. “The transaction is expected to close in Nordson’s fourth quarter fiscal 2023, funded through a combination of cash on hand and financial debt.”

Deutsche Bank acted as exclusive financial advisor and Jones Day acted as legal advisor to Nordson Corporation.

ARAG is privately held by funds advised by Capvis AG, a European mid-market private equity firm, which acquired the business in 2020 from its founders, who alongside management, have remained invested during Capvis’ holding period.

Andreas Simon, Capvis partner and head of Industrial Technology, said, “We are delighted to have had the opportunity to partner with the founding families of ARAG and the management team. Through our investment in 2020 we were able to support the growth and transition of ARAG to the level it is today. As a much larger and more internationally positioned business with significant electronic and software drivers, ARAG is best positioned today to continue its impressive growth trajectory with Nordson in the field of precision spraying solutions. We wish Nordson and the management team well for the future.”

Conference Call / Webcast
Nordson will host a conference call to discuss the acquisition at 9:00 am ET today.
Date:        June 26, 2023
Time:        9:00 AM ET
Link to listen:    https://events.q4inc.com/attendee/353840663

Investors who are interested in listening to the webcast, but are not able to participate during the scheduled time, can access the replay by visiting Nordson’s investor website. The webcast will be archived until July 3, 2023.

About Nordson
Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

About Capvis
Capvis is a Swiss private equity investor. As the exclusive Capvis fund adviser, Capvis AG primarily acquires majority stakes in leading medium-sized technological firms in Switzerland, Germany, Austria and Italy. Its activity is founded on its longstanding experience in creating local and global market leaders in the fields of healthcare, industrial technology, and advanced services & software. Entrepreneurial cooperation with strong management teams ensures that the potential of companies is developed to the full while creating long-term values. Since 1990, Capvis has completed 63 transactions representing a total investment of c. €4 billion. Capvis has floated ten companies on the stock exchange and has been voted best investment company in Switzerland by the international specialist press on several occasions. www.capvis.com

Disclosure Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “projects,” “forecasts,” “continue,” “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com

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